UNITED BANK
WEST VIRGINIA’S BANK

LOAN NUMBER 5112131-9002 LOAN NAME Champion Industries, Inc. ACCT. NUMBER 5112131
NOTE DATE 12/29/06 INITIALS LJP

NOTE AMOUNT $1,351,225.00 INDEX (w/Margin) Wall Street Journal Prime RATE 8.250%
MATURITY DATE 01/01/12 LOAN PURPOSE Commercial

Creditor Use Only

PROMISSORY NOTE AND SECURITY AGREEMENT
(Commercial - Single Advance - Variable Rate)

DATE AND PARTIES. The date of this Promissory Note and Security Agreement {Loan Agreement) is October 26, 2004. The parties and their addresses are:

LENDER:
UNITED BANK. INC.
2889 Third Avenue
Huntington, West Virginia 25702
Telephone: (304) 525-5115

BORROWER:
CHAMPION INDUSTRIES, INC.
a West Virginia Corporation
P O Box 4040
Huntington, West Virginia 25729

1. DEFINITIONS. As used in this Loan Agreement, the terms have the following meanings:
A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Loan Agreement, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Loan Agreement. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan Agreement.
B. Loan Agreement. Loan Agreement refers to this combined Note and Security Agreement, and any extensions,  renewals, modifications and substitutions of this Loan Agreement.
C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Loan Agreement.
D. Property. Property is any property, real, person or intangible, that secures my performance of the obligations  of this Loan.
E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, l promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $1,351,225.00 (Principal) plus interest from December 29, 2006 on the unpaid Principal balance until this Loan Agreement matures or this obligation is accelerated.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Loan Agreement at the rate of 8.250 percent (Interest Rate) until December 30, 2006, after which time it may change as described in the Variable Rate subsection.
A. Post-Maturity Interest. After maturity or acceleration, interest will accrue on the unpaid Principal balance of this Loan Agreement at the Interest Rate in effect from time to time until paid in full.
B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Loan Agreement or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.
C. Statutory Authority. The amount assessed or collected on this Loan Agreement is authorized by the West Virginia usury laws under W. Va. Code §§ 47A-1-1, 47-6-1 et. seq., 31A-4-27 to 31A-4-30a and 31C-7-2.
D. Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.
E. Variable Rate. The Interest Rate may change during the term of this transaction.
(1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks known as the Wall Street Journal Prime Rate.
The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Loan Agreement will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.
(2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change December 30, 2006 and daily thereafter.
(3) Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index.
The result of this calculation will be rounded to the nearest .01 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Loan Agreement will never exceed the highest rate or charge allowed by law for this Loan Agreement.
(4) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

4. ADDITIONAL CHARGES. As additional consideration, l agree to pay, or have paid, these additional fees and charges.
A. Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Loan Agreement before the scheduled maturity date.
Loan. A(n) Loan fee of $500.00 payable from the loan proceeds.

5. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Loan Agreement.
A. Late Charge. If a payment is more than 10 days late, I will be charged 2.000 percent of the Amount of Payment or $15.00, whichever is greater. However, this charge will not be greater than $100.00. I will pay this late charge promptly but only once for each late payment.

6. PURCHASE MONEY SECURITY INTEREST. This Loan creates a Purchase Money Security Interest to the extent you are making advances or giving value to me to acquire rights in or the use of collateral and I in fact use the value given for that purpose. Purchase Money Loan means any loan or advance used to acquire rights in or the use of any Property. The portion of the Property purchased with loan proceeds will remain subject to the Purchase Money Security Interest until the Secured Debts are paid in full. I authorize you, at your option, to disburse the loan proceeds directly to the seller of the Property. Payments on any non-Purchase Money Loan also secured by this Loan will not be applied to the Purchase Money Loan. Payments on the Purchase Money Loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, then payments will be applied in the order you select. No security interest will be terminated by application of this formula. You may include the name of the seller on the check or draft for this Loan Agreement.

7. PAYMENT. I agree to pay this Loan Agreement in 48 payments. A payment of $27,652.88 will be due February 1, 2007, and on the 1st day of each month thereafter. This scheduled payment amount may change to reflect changes in the Interest Rate as described in the Variable Rate subsection of this Loan Agreement. A final payment of the entire unpaid balance of Principal and interest will be due January 1, 2012.
Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.
If the amount of a scheduled payment does not equal or exceed interest accrued during the payment period the unpaid portion will be added to, and will be payable with, the next scheduled payment.
Each payment I make on this Loan Agreement will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Loan Agreement. The actual amount of my final payment will depend on my payment record.

8. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9. LOAN PURPOSE. The purpose of this Loan is to purchase Syscan Corporation.

10. SECURITY. This Loan is secured by Property described in the SECURITY AGREEMENT section of this Loan Agreement and by the following, previously executed, security instruments or agreements: WV UCC filing 0544326 recorded 7-28-00 and UCC filing 200200137297 recorded 7-30-02; WV UCC filing 200400584284 recorded 10-27-04.

11. SECURITY AGREEMENT.
A. Secured Debts. This Security Agreement will secure the following debts (Secured Debts), together with all extensions, renewals, refinancings, modifications and replacements of these debts:
(1) Sums Advanced under the terms of this Loan Agreement. All sums advanced and expenses incurred by you under the terms of this Loan Agreement
(2) All Debts. All present and future debts of all Borrowers owing to you, even if this Security Agreement is not specifically referenced, the future debts are also secured by other collateral, or if the future debt is unrelated to or of a different type than this debt. If more than one person signs this Security Agreement, each agrees that it will secure debts incurred either individually or with others who may not sign this Security Agreement. Nothing in this Security Agreement constitutes a commitment to make additional or future loans or advances. Any such commitment must be in writing.
This Security Agreement will not secure any debt for which you fail to give any required notice of the right of rescission. This Security Agreement will not secure any debt for which a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices.
B. Security Interest. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Security Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Security Agreement, and includes all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.
This Security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.
C. Property Description. The Property subject to this Security Agreement is described as follows:
(1) Inventory. All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.
(2) Accounts and Other Rights to Payment. All rights I have now or in the future to payments including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned, whether or not I have earned such payment by performance. This includes any rights and interests (including all liens and security interests) which I may have by law or agreement against any Account Debtor or obligor of mine.
(3) General Intangibles. All general intangibles including, but not limited to, tax refunds, applications for patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use my name.
(4) Equipment. All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give will also be included in the Property, but such a list is not necessary for a valid security interest in my equipment.
(5) Specific Property. The above described collateral is limited to that of the borrower's Charleston WV division and/or all business assets acquired by the purchase of the Syscan Corporation Charleston WV division.
D. Duties Toward Property.
(1) Protection of Secured Party's Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position. I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.
(2) Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.
I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.
Until the Secured Debts are fully paid and this Security Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.
(3) Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and me. If I am in default under this Security Agreement, I may not sell the Inventory portion of the Property even in the ordinary course of business. Any disposition of the Property contrary to this Security Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.
(4) Additional Duties Specific to Accounts. I will not settle any Account for less than its full value without your written permission. Until you tell me otherwise, I will collect all Accounts in the ordinary course of business. I will not dispose of the Accounts by assignment without your prior written consent. I will keep the proceeds from all the Accounts and any goods which are returned to me or which I take back. I will not commingle them with any of my other property. I will deliver the Accounts to you at your request. If you ask me to pay you the full price on any returned items or items retaken by me, I will do so. I will make no material change in the terms of any Account, and I will give you any statements, reports, certificates, lists of Account Debtors (showing names, addresses and amounts owing), invoices applicable to each Account, and other data in any way pertaining to the Accounts as you may request.
E. Collection Rights Of The Secured Party. Account Debtor means the person who is obligated on an account, chattel paper, or general intangible. I authorize you to notify my Account Debtors of your security interest and to deal with the Account Debtors' obligations at your discretion. You may enforce the obligations of an Account Debtor, exercising any of my rights with respect to the Account Debtors obligations to make payment or otherwise render performance to me, including the enforcement of any security interest that secures such obligations. You may apply proceeds received from the Account Debtors to the Secured Debts or you may release such proceeds to me.
I specifically and irrevocably authorize you to exercise any of the following powers at my expense, without limitation, until the Secured Debts are paid in full:
(1) demand payment and enforce collection from any Account Debtor or Obligor by suit or otherwise.
(2) enforce any security interest, lien or encumbrance given to secure the payment or performance of any Account Debtor or any obligation constituting Property.
(3) file proofs of claim or similar documents in the event of bankruptcy, insolvency or death of any person obligated as an Account Debtor.
(4) compromise, release, extend, or exchange any indebtedness of an Account Debtor.
(5) take control of any proceeds of the Account Debtors' obligations and any returned or repossessed goods.
(6) endorse all payments by any Account Debtor which may come into your possession as payable to me.
(7) deal in all respects as the holder and owner of the Account Debtors' obligations.
F. Authority To Perform. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Loan Agreement or any other security interest, you are authorized, without notice to me, to perform the duties or cause them to be performed.
These authorizations include, but are not limited to, permission to:
(1) pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.
(2) pay any rents or other charges under any lease affecting the Property.
(3) order and pay for the repair, maintenance and preservation of the Property.
(4) sign, when permitted by law, and file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.
(5) place a note on any chattel paper indicating your interest in the Property.
(6) take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.
(7) handle any suits or other proceedings involving the Property in my name.
(8) prepare, file, and sign my name to any necessary reports or accountings.
(9) make an entry on my books and records showing the existence of this Agreement.
(10) notify any Account Debtor of your interest in the Property and tell the Account Debtor to make payments to you or someone else you name.
If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Loan Agreement.
If you come into actual or constructive possession of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.
G. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. I am an entity organized and registered under the laws of West Virginia. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.
H. Perfection of Security Interest. I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code. I agree to pay all actual costs of terminating your security interest.

12. DEFAULT. I will be in default if any of the following occur:
A. Payments. I fail to make a payment in full when due.
B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Loan Agreement or any other obligations I have with you.
C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.
D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Loan Agreement.
E. Other Documents. A default occurs under the terms of any other transaction document.
F. Other Agreements. I am in default on any other debt or agreement I have with you.
G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.
H. Judgment. I fail to satisfy or appeal any judgment against me.
I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.
J. Name Change. I change my name or assume an additional name without notifying you before making such a change.
K. Property Transfer. I transfer all or a substantial part of my money or property.
L. Property Value. The value of the Property declines or is impaired.
M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.
N. Insecurity. You reasonably believe that you are insecure.

13. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Loan Agreement to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property. However, I may sell or similarly dispose of any Property that is inventory.

14. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.
A. Additional Waivers By Borrower. In addition, I, and any party to this Loan Agreement, to the extent permitted by law, consent to certain actions you may take, and generally wave defenses that may be available based on these actions or based on the status of a party to this Loan Agreement.
(1) You may renew or extend payments on this Loan Agreement, regardless of the number of such renewals or extensions.
(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
(3) You may release, substitute or impair any Property securing this Loan Agreement.
(4) You, or any institution participating in this Loan Agreement, may invoke your right of set-off.
(5) You may enter into any sales, repurchases or participations of this Loan Agreement to any person in any amounts and I waive notice of such sales, repurchases or participations.
(6) I agree that any of us signing this Loan Agreement as a Borrower is authorized to modify the terms of this Loan Agreement or any instrument securing, guarantying or relating to this Loan Agreement.
B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Loan Agreement, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.
C. Waiver of Claims. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

15. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.
A. Acceleration. You may make all or any part of the amount owing by the terms of this Loan Agreement immediately due.
B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Loan Agreement.
C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.
D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Loan Agreement, and accrue interest at the highest post-maturity interest rate.
E. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Loan Agreement against any right I have to receive money from you.
My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other nondeposit obligation. "Any amount due and payable under the terms of this Loan Agreement" means the total amount to which you are entitled to demand payment under the terms of this Loan Agreement at the time you set-off. Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Loan Agreement, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account. You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
F. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.
G. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your attorneys' fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency {where permitted by law). In some cases, you may keep the Property to satisfy the debt. Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Loan Agreement will be reasonable notice to me under the West Virginia Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing. If any items not otherwise subject to this Loan Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.
H. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.
I. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

16. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Loan Agreement. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan Agreement. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

17. COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

18. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan Agreement is in effect:
A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.
B. Authority. The execution, delivery and performance of this Loan Agreement and the obligation evidenced by this Loan Agreement are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.
C. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names, and franchises.
D. Ownership of Property. To the extent this is a Purchase Money Security Interest I will acquire ownership of the Property with the proceeds of the Purchase Money Loan. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

19. INSURANCE. I agree to obtain the insurance described in this Loan Agreement.
A. Property Insurance. I agree to keep the Property insured against the risks reasonably associated with the Property. I will maintain this insurance in the amounts you require. This insurance will last until the Property is released from this Loan Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld. I will have the insurance company name you as loss payee on any insurance policy. I will give you and the insurance company immediate notice of any loss. You may apply the insurance proceeds toward what is owed on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts.
I will immediately notify you of cancellation or termination of insurance. If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverages not originally required of me, may be written by a company other than one I would choose, and may be written at a higher rate than I could obtain if I purchased the insurance.

20. APPLICABLE LAW. This Loan Agreement is governed by the laws of West Virginia, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in West Virginia, unless otherwise required by law.

21. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

22. AMENDMENT, INTEGRATION AND SEVERABILITY. This Loan Agreement may not be amended or modified by oral agreement. No amendment or modification of this Loan Agreement is effective unless made in writing and executed by you and me. This Loan Agreement is the complete and final expression of the agreement. If any provision of this Loan Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

23. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Loan Agreement.

24. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and tile any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

25. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

26. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

27. SIGNATURES. By signing under seal, I agree to the terms contained in this Loan Agreement. I also acknowledge receipt of a copy of this Loan Agreement.

BORROWER:
Champion Industries, Inc.
By____________________ (seal)
Todd R. Fry, Chief Financial Officer

LENDER:
United Bank, Inc.
By____________________ (seal)
Linda J. Pleasants, Vice President